Exhibit 99.1

Contacts:

Cat Channon	John Reseburg	Chris Evenden
Sr. Dir, Corporate	VP, Global	VP, Investor
Communications	Communications	Relations
+41 754422274	650-628-3601	408-627-0608
cchannon@ea.com	jreseburg@ea.com	cevenden@ea.com

ELECTRONIC ARTS REACHES AGREEMENT FOR RECOMMENDED ACQUISITION OF CODEMASTERS GROUP HOLDINGS PLC

Leader in Interactive Entertainment & UK-Based Game Developer & Publisher Set to Thrill Racing Fans

REDWOOD CITY, Calif.--(BUSINESS WIRE)-- Today, Electronic Arts Inc. (NASDAQ: EA) announced that it has reached an agreement with the Board of Codemasters for the recommended acquisition of Codemasters, the UK-based game developer and publisher. In the transaction, Codemasters' shareholders will be entitled to receive 604 pence (approximately US$7.98*) in cash for each ordinary share of Codemasters with an implied enterprise value of US$1.2 billion*. The acquisition is anticipated to be completed in the first quarter of calendar 2021.

“Electronic Arts and Codemasters have a shared ambition to lead the video game racing category. The Board of Codemasters firmly believes the company would benefit from EA’s knowledge, resources and extensive global scale – both overall and specifically within the racing sector. We feel this union would provide an exciting and prosperous future for Codemasters, allowing our teams to create, launch and service bigger and better games to an extremely passionate audience,” said Gerhard Florin, the Chairman of Codemasters.

“We believe there is a deeply compelling opportunity in bringing together Codemasters and Electronic Arts to create amazing and innovative new racing games for fans. Our industry is growing, the racing category is growing, and together we will be positioned to lead in a new era of racing entertainment. We have admired Codemasters’ creative talent and high-quality games for many years. With the full leverage of EA’s technology, platform expertise, and global reach, this combination will allow us to grow our existing franchises and deliver more industry-defining racing experiences to a global fan base. We are pleased that both our Boards of Directors are recommending this transaction, and we look forward to welcoming such an exciting and talented team to the Electronic Arts family,” said Andrew Wilson, CEO of Electronic Arts.

Strategic Rationale:

•Electronic Arts believes the combination of EA and Codemasters will enable further growth and success for Codemasters and EA’s popular and innovative racing franchises.

•Bringing together the combined expertise and talent from Codemasters’ critically-acclaimed sports and racing franchises Formula One, DiRT, DiRT Rally, Grid and Project Cars with EA’s global Need for Speed franchise, fan-favorite Real Racing mobile game and EA SPORTS brands will enable our teams to innovate further, and meaningfully increase the delivery of content and experiences to a growing, global audience for racing entertainment.

•Codemasters’ deep creative talent which has produced high-quality racing games for many years, including the Formula One franchise that continues to deliver great entertainment for F1’s growing fan base.

•EA believes it can help accelerate Codemasters’ performance by leveraging EA’s deep expertise in live services operations, game analytics and technology. In addition, EA’s central services teams across development technology, art & motion capture, quality verification, compliance, and localization will all be resources available to Codemasters.

•EA’s global publishing, marketing and game development support capabilities will also strengthen Codemasters’ existing capabilities, expanding the addressable market for Codemasters’ franchises.

•The combination of Codemasters and Electronic Arts will enable the development and delivery of a market-leading portfolio of creative and exciting racing games and content to more platforms and more players around the world.

•The union also creates ongoing and expanded ways for players to engage with the combined portfolio of sports and racing games through EA’s industry-leading multi-platform subscription services.

•Bringing together Codemasters and Electronic Arts also delivers compelling financial benefit to the combined group. The acquisition is expected to grow net bookings and underlying profitability.

•Frank Sagnier, Chief Executive Officer of Codemasters, and Rashid Varachia, Chief Financial Officer of Codemasters, along with the senior executive management team of Codemasters intend to remain with Codemasters following completion of the acquisition and will continue to lead the Codemasters business within EA’s organization.

For more information on the acquisition, please visit: investor.ea.com.

*US$ equivalent values are stated at an exchange rate of US$ 1.3211:£1 on December 11, 2020. Enterprise value based on Codemasters’ audited balance sheet as of March 31, 2020.

UBS Investment Bank is acting as financial adviser to Electronic Arts and Skadden, Arps, Slate, Meagher & Flom (UK) LLP is acting as legal adviser to EA.

Jefferies International Limited is acting as financial adviser and joint-broker, and Liberum Capital Limited is acting as nominated adviser and joint-broker to Codemasters in respect of the acquisition. Gowling WLG (UK) LLP is acting as legal adviser to Codemasters.

All trademarks and copyrights contained herein are the property of their respective holders.

Forward-Looking Statements
The statements contained herein which are not historical facts are considered forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the acquisition’s announcement on the Company’s business and operating results; the occurrence of any circumstance or any other events that could give rise to the termination of the acquisition, or the failure to meet conditions to complete the acquisition, including the receipt of all necessary regulatory approvals; the Company’s ability to successfully integrate Codemasters’ operations and employees; the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

These forward-looking statements are current as of December 13, 2020. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

About Electronic Arts
Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at
www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Apex Legends, The Sims, Need for Speed, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. Madden, NFL and FIFA are properties of its respective owners and used with permission.

Important notices relating to financial advisers
UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS AG London Branch is acting as financial adviser to EA and no one else in connection with the acquisition. In connection with such matters, UBS AG London Branch, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the acquisition, the contents of this announcement or any other matter referred to herein.